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  EXHIBIT 10(X)


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between Wells Fargo & Company, a Delaware corporation (the "Company"), and Spencer F. Eccles (the "Executive") dated as of the 18th day of October, 2000 (the "Agreement").

                  WHEREAS, the Company determined that it was in the best interests of the Company, First Security Corporation, a Delaware corporation ("First Security") and their respective shareholders to assure that the Company and First Security would have the continued dedication of the Executive pending the merger of the Company and First Security (the "Merger") pursuant to the Agreement and Plan of Merger dated as of April 9, 2000 and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board of Directors of the Company (the "Board") caused the Company to enter into an employment agreement between the Executive and the Company, dated as of April 9, 2000 (the "Employment Agreement"); and

                  WHEREAS, the Company and the Executive have mutually determined their desire to amend and restate the Employment Agreement as set forth herein.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. EFFECTIVE DATE. The "Effective Date" shall mean the effective date of the Merger.

                  2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the last day of the month in which the Executive attains age 70 (the "Employment Period").

                  3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) (A) During the Employment Period, the Executive shall serve as Chairman of the Company's Intermountain Region banking activities with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position, and (B) the Executive's services shall be performed in Salt Lake City, Utah. The Executive shall report directly to the Chief Executive Officer of the Company. During the Employment Period, subject to the Company's retirement policy, the Executive shall serve as a member of the Company's Board of Directors.

                   (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time to the business and affairs of the Company consistent with past practice and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill



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speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall be deemed not to interfere with the performance of the Executive's responsibilities to the Company.

                    (b) COMPENSATION. (i) INITIAL PAYMENT. On the Effective Date, the Company shall make a lump sum cash payment to the Executive equal to $1 million.

                       (ii) BASE SALARY. During the period commencing on the Effective Date and ending on the date of the Company's annual stockholders' meeting in 2002 (the "Initial Period"), the Executive shall receive an annual base salary ("Annual Base Salary") no less than the Executive's annual base salary as in effect immediately prior to the date hereof. During the Initial Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. After the Initial Period until the end of the Employment Period, the Executive shall receive an Annual Base Salary of $800,000 per annum. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                       (iii) ANNUAL BONUS. During the Initial Period, the Executive shall receive an annual cash bonus ("Annual Bonus") no less than the annual bonus earned by the Executive in respect of the 1998 calendar year (the "Minimum Bonus"). The Executive shall be entitled to a pro rata Minimum Bonus in respect of calendar year 2002.

                       (iv) INCENTIVE AWARDS. On the Effective Date, the Company shall grant the Executive an option to acquire 85,000 shares of the Company's common stock (the "Initial Option"). The Initial Option shall vest, in three equal installments, on the first anniversary of the Effective Date, the second anniversary of the Effective Date, with the last installment vesting on the last day of the Initial Period, subject to accelerated vesting as provided herein and upon a change of control of the Company (as defined in the Company's stock incentive plan). The Initial Option shall have an exercise price equal to the fair market value of the stock subject thereto on the date of grant and shall have a term of, and remain exercisable (to the extent vested) for, ten years from the date of grant, without regard to the Executive's earlier termination of employment. The Executive shall be granted an additional option to acquire 100,000 shares of the Company's common stock in calendar year 2001, which shall vest on the last day of the Initial Period (the "Additional Option"). The Additional Option shall have an exercise price equal to the fair market value of the stock subject on the date of grant and shall have a term of, and remain exercisable (to the extent voted) for, ten years from the date of grant, without regard to the Executive's earlier termination of employment.


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


                       (v) RETIREMENT BENEFITS. The Executive shall be paid an annual retirement benefit of $1,000,000 per year commencing upon the Executive's 70th birthday and, in each case, less any benefit accrued under the Company's qualified and non-qualified defined benefit retirement plans (the "Retirement Benefit"). Upon the Executive's death, his current spouse, should she survive the Executive, shall be paid an annual benefit of 50% of the Retirement Benefit (based on the higher amount) for her life (the "Spouse Benefit"). The Executive shall receive a special bonus equal to $1.5 million on his 70th birthday (the "Special Bonus").

                       (vi) OTHER EMPLOYEE BENEFIT PLANS. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs generally applicable to senior executives of the Company, with the express exception of the Wells Fargo & Company Salary Continuation Pay Plan or the applicable First Security severance plan. Notwithstanding the Executive's termination of employment for any reason, upon the expiration of the Employment Period, the Executive shall be entitled to receive post-retirement welfare benefits based on the greater of (A) the benefits that the Executive would have been eligible to receive if he had retired on the Effective Date and (B) the benefits that are provided to retired executive officers of the Company at any time after the expiration of the Employment Period subject to the terms of such plans as in effect from time to time.

                       (vii) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

                       (viii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and shall be provided with secretarial and administrative assistance on the same basis as provided to him immediately prior to the Effective Date.

                       (ix) VACATION. During the Initial Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect with respect to the senior executives of the Company.

                  4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and


                                       -3-
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permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                    (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                       (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or injury), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                       (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

                       (iii) conviction of a felony or a guilty or nolo contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                    (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                       (i) the assignment of the Executive to any positions other than the positions contemplated by the Merger Agreement and related documents, or any other action by the Company which, in the Executive's reasonable judgment, results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                       (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not


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occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                       (iii) the Company's requiring the Executive to be based at any office or location more than 35 miles from that provided in Section 3(a)(i)(B) hereof;

                       (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                       (v) any failure by the Company to comply with and satisfy
Section 10(c) of this Agreement.

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Notwithstanding anything contained herein to the contrary, during the period commencing on the Effective Date and ending on the first anniversary thereof, the Executive shall not be permitted to terminate his employment hereunder for Good Reason based on the Good Reason event set forth in clause (i) of this Section 4(c), and any such asserted termination shall be considered to be a termination by the Executive without Good Reason for all purposes of this Agreement.

                    (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                    (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR Disability. If, during the Initial Period, the Company shall terminate


                                       -5-
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the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                       (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                       A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the Minimum Bonus and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2), shall be hereinafter referred to as the "Accrued Obligations"); and

                       B. the amount equal to the product of (1) the number of months and portions thereof from the Date of Termination until the end of the Initial Period, divided by twelve and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Minimum Bonus; and

                       (ii) for the remainder of the Employment Period, the Company shall continue to provide medical and dental benefits to the Executive and his then current spouse on the same basis such benefits were provided to the Executive immediately prior to the Date of Termination (collectively "Medical Benefits");

                       (iii) the Special Bonus shall become immediately payable; and

                       (iv) the Initial Option and the Additional Option shall vest immediately; and

                       (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive (or his beneficiary or estate, as the case may be) any other amounts or benefits required to be paid or provided or which the Executive (or his beneficiary or estate, as the case may be) is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                    (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of (w) Accrued Obligations, (x) the Special Bonus, (y) the Spouse Benefit and (z) the timely payment or provision of Other Benefits. In addition, the Initial Option and the Additional Option shall vest immediately. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to other senior executives of the Company and their beneficiaries.


                                       -6-
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                    (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of (w) Accrued Obligations, (x) the Special Bonus, (y) the Retirement Benefit (at a rate of $800,000 per annum until such time as the Executive shall attain 70 years old) commencing at such time as the Executive's benefits under the Company's tax-qualified defined benefit retirement plan commences and (z) the timely payment or provision of Other Benefits. In addition, the Initial Option and the Additional Option shall vest immediately. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect on the Disability Effective Date with respect to other senior executives of the Company and the continued provision of Medical Benefits to the Executive and his current spouse for the remainder of the Employment Period.

                    (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Initial Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive (w) his Annual Base Salary through the Date of Termination, (x) the Retirement Benefit (at the rate of $800,000 per annum until the Executive's 70th birthday), (y) provision of Medical Benefits to the Executive and his current spouse for the remainder of the Employment Period, and
(z) Other Benefits, in each case to the extent theretofore unpaid, and any unvested portion of the Initial Option shall terminate unless otherwise provided by the Board or the applicable committee thereof.

                    (e) AFTER INITIAL PERIOD. If the Executive's employment shall terminate for any reason following the Initial Period, the Company shall provide (x) the Medical Benefits to the Executive and his current spouse for the remainder of the Employment Period, (y) the Retirement Benefit, which until the Executive's 70th birthday, shall be at the rate of $800,000 per annum and (z) Other Benefits, to the extent theretofore unpaid.

                  6. NON-EXCLUSIVITY OF RIGHTS. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to




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the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  8. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution by the Company (or any of its affiliated entities) to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local tax laws, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The payment of a Gross-Up Payment under this Section 8(a) shall not be conditioned upon the Executive's termination of employment. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the portion of the Payments that would be treated as "parachute payments" under
Section 280G of the Code does not exceed 110% of the greatest amount (the "Safe Harbor Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Payments, in the aggregate, are reduced to the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 5(a)(i)(B), unless an alternative method of reduction is elected by the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable under this Agreement would not result in a reduction of the Payments to the Safe Harbor Amount, no amounts payable under this Agreement shall be reduced pursuant to this Section 8(a).

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of (i) the later of the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                      (i) give the Company any information reasonably requested by the Company relating to such claim,

                      (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                      (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                      (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  9. CONFIDENTIAL INFORMATION. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) In the event of a breach or threatened breach of this
Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  10. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



                  IF TO THE EXECUTIVE:      The most recent address on
                                            file for the Executive at First Security

                  IF TO THE COMPANY:


                 Attention:  General Counsel



or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.


                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof, including the Change of Control Employment Agreement between the Company and the Executive dated February 2, 1998, except as expressly provided herein.

                  (g) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                   /s/ SPENCER F. ECCLES
                           --------------------------------------
                                       SPENCER F. ECCLES



                           WELLS FARGO & COMPANY



                                  /s/ RICHARD M. KOVACEVICH
                           --------------------------------------
                           Name:  Richard M. Kovacevich
                           Title: President and CEO